Exhibit 10.16

Velocity Financial, Inc.

Performance Stock Unit Grant and Agreement

This Performance Stock Unit Grant and Agreement (this "Agreement"), is made effective as of the Grant Date between Velocity Financial, Inc., a Delaware corporation (the "Company"), and [ ] ("Participant").

The Company adopted the Velocity Financial, Inc. 2020 Omnibus Incentive Plan (as it may be amended, the "Plan"), the terms of which are incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meaning as in the Plan.

The Compensation Committee of the Board of Directors of the Company (the "Committee") has determined that it would be in the best interests of the Company and its stockholders to grant the Performance Stock Units to Participant pursuant to the Plan and the terms set forth herein.

The Company desires to confirm the following grant of Performance Stock Units to Participant:

Grant Date: [ ]

Grant Type: Performance Stock Units ("PSUs")

Grant Amount: $[ ]

Grant Price: $[ ]

Target PSUs Granted: [ ]

Potential PSUs: 0 to [ ]

Performance Metric: [Average Core Net Income Annual Growth]

Measurement Period: Fiscal Years [ ]

1.
The PSUs.
(a)
Subject to Participant’s continued service with the Company or a Company subsidiary ("Company Group") through the date that the Committee certifies the [Average Core Net Income Annual Growth] following [ ] ("Committee Certification Date"), the PSUs shall vest as is set forth on Exhibit A attached hereto. Subject to subsections (b) and (c) below, upon the date that the Participant is no longer employed by the Company Group, all unvested PSUs shall automatically and immediately be forfeited and canceled.
(b)
If Participant dies or if Participant is no longer employed by the Company Group by reason of Participant's Disability (as defined in the Plan), then the Target Number of PSUs shall vest and become nonforfeitable shares of Common Stock upon such death or termination of employment.
(c)
If Participant's termination of employment is due to Participant's Retirement and Participant has provided the Company with at least two years' prior written

Exhibit 10.16

notice of the date of such Retirement, then the PSUs shall not automatically and immediately be forfeited and canceled but instead shall be eligible to vest subject to the vesting conditions as set forth on Exhibit A. "Retirement" shall mean a voluntary termination of Participant's employment with the Company Group at a time when Participant is either (i) 60 years of age or older and has been employed by the Company Group for at least five years or (ii) 55 years of age or older and has been employed by the Company Group for at least 20 years.
(d)
Settlement of PSUs.
(i)
Vested PSUs shall be settled on the Committee Certification Date or within 10 business days following the Committee Certification Date.
(ii)
Settlement of each vested PSU shall be made by the Company by delivering to Participant one share of Common Stock for each vested PSU.
(iii)
Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to issue or transfer any shares of Common Stock as contemplated by this Agreement unless and until such issuance or transfer complies with all relevant provisions of law. As a condition to the settlement, Participant may be required to deliver certain documentation to the Company.
(e)
Clawback. PSUs and Common Shares issuable upon vesting shall be subject to the clawback and repayment terms set forth in Sections 14(v) and 14(w) of the Plan. PSUs and Common Shares issuable upon vesting shall also be subject to reduction, cancellation, forfeiture, clawback or recoupment to comply with any clawback, forfeiture or other similar policy adopted by the Board of Directors or the Committee as in effect from time to time. In addition, PSUs and Common Shares issuable upon vesting shall be subject to reduction, cancellation, forfeiture, clawback or recoupment to comply with applicable law, rules, regulations or regulatory settlements. Decisions and determinations by the Board of Directors or the Committee shall be final and binding on the Participant.
(f)
Legend. To the extent applicable, all book entries (or certificates, if any) representing the shares of Common Stock delivered to Participant as contemplated by Section 1(d) above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Common Stock are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of any restrictions.
2.
No Right to Continued Engagement. Neither the Plan nor this Agreement nor Participant’s receipt of the PSUs hereunder shall impose any obligation on the Company Group to continue the employment of Participant. Further, the Company Group may at any time terminate the employment of Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.
3.
Restrictions on Transfer. Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the PSUs, other than to Permitted Transferees as

Exhibit 10.16

may be permitted by the Committee from time to time in accordance with applicable laws and Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the PSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever.
4.
Withholding. Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the PSUs, their grant or vesting or any payment or transfer with respect to the PSUs at the applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
5.
Securities Laws; Cooperation. Upon the vesting of any PSUs, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.
6.
Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Corporate Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
7.
Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware or the State of California, and each of Participant, the Company, and any Permitted Transferees who hold PSUs pursuant to a valid assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Participant, the Company, and any Permitted Transferees who hold PSUs pursuant to a valid assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of California, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.
8.
PSU Award Subject to Plan; Amendment. By accepting the PSUs, Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The PSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the

Exhibit 10.16

applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant.
9.
Section 409A. It is intended that the PSUs granted hereunder shall be exempt from Section 409A of the Code pursuant to the "short-term deferral" rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

Velocity Financial, Inc.

____________________________________

Roland T. Kelly

Chief Legal Officer and General Counsel

Exhibit 10.16

Exhibit A

The actual number of PSUs that will vest (the "Actual Award") will be determined by the Committee based on the [Average Core Net Income Annual Growth] (as defined below) for fiscal years [ ], as follows:

•
[ ]
•
if the [Average Core Net Income Annual Growth] is between Threshold and Target or between Target and Maximum, the Actual Award will be equal to an amount linearly interpolated between such points

The determinations of [Average Core Net Income Annual Growth] and Actual Awards will be certified by the Committee following [ ]. Each of the [Average Core Net Income Annual Growth] percentages above may be equitably adjusted by the Committee for any of the adjustments factors set forth in Section 12(a) of the Plan and as otherwise determined by the Committee in its reasonable discretion to be necessary to prevent enlargement or diminution of the benefits or potential benefits intended to be provided to Participant.

["Average Core Net Income Growth" is defined as] [ ], each as equitably adjusted by the Committee for any of the adjustments factors set forth in Section 12(a) of the Plan and as otherwise determined by the Committee in its reasonable discretion.

PSUs that remain unvested following such determinations by the Committee shall be forfeited and Participant shall have no further right, title or interest in or to the unvested PSUs or the shares of Common Stock underlying such unvested PSUs.